                                                              Exhibit 26(d)(16)

BUSINESS CONTINUATION AGREEMENT
--------------------------------------------------------------------------------

This agreement is a part of the        HOW DO YOU EXERCISE THIS RIGHT?
policy to which it is attached and is
subject to all its terms and           You must notify us in writing that
conditions. This agreement is          you are exercising your right to add
effective as of the agreement          a new coverage layer. You must also
effective date shown on the policy     send us:
data pages.
                                          (1) proof satisfactory to us of the
WHAT DOES THIS AGREEMENT PROVIDE?             designated life's death; and

This agreement gives you the right to     (2) a completed application for the
increase the face amount of this              new coverage layer.
policy, without evidence of
insurability, at the death of a        We must receive these requirements in
designated life. The increase in face  good order in our home office within
amount will create a new coverage      the Option Period.
layer.
                                       WHEN WILL THE NEW COVERAGE LAYER BE
This additional coverage layer will    EFFECTIVE?
be part of the policy to which this
agreement is attached and will be      If you exercise your right to add a
subject to the underwritten risk       new coverage layer, the coverage
class for this policy at the time      layer will be effective on the
this agreement was issued. If a        monthly policy anniversary on or
coverage layer has been added since    following the end of the Option
issuance of the agreement at a more    Period.
favorable risk class than the base
policy coverage amount, the new        The new coverage layer will be
coverage layer will be subject to the  subject to all the provisions of the
more favorable risk class. All         Policy Change section of this policy.
applicable charges will apply.         Confirmation of the change and
                                       updated policy data pages will be
WHAT IS A DESIGNATED LIFE?             sent to you. A policy change
                                       transaction charge will apply.
A designated life is a person named
in the application for this agreement  WHAT IF THE BASE INSURED DIES WITHIN
and shown on the policy data pages.    THE OPTION PERIOD?

MAY A DESIGNATED LIFE BE CHANGED?      If the base insured dies during the
                                       Option Period following the death of
No.                                    a designated life but not
                                       simultaneously with this designated
WHEN MAY THE RIGHT TO ADD AN           life, we will pay the maximum
ADDITIONAL COVERAGE LAYER BE           increase amount to the beneficiary of
EXERCISED?                             this policy.

At the death of a designated life,     WHAT IF THE BASE INSURED AND ANY
you may exercise the right to add an   DESIGNATED LIFE DIE SIMULTANEOUSLY?
additional coverage layer to this
policy during the ninety day period    If the base insured and any
(Option Period) immediately following  designated life die at the same time
the date of the designated life's      or under circumstances in which the
death.                                 order of death cannot be determined,
                                       we will pay one-half of the maximum
WHAT IS THE MAXIMUM AMOUNT OF THE NEW  increase amounts to the beneficiary
COVERAGE LAYER?                        of this policy.

The maximum amount of the new          IS THERE A SUICIDE LIMITATION?
coverage layer is listed for each
designated life on your policy data    Yes. If, within two years of the
pages. The maximum increase amount     effective date of this agreement, any
available for each designated life     designated life dies by suicide,
will decrease according to the         whether sane or insane, this
schedule shown on your policy data     agreement automatically terminates
pages.                                 and the right to add a new coverage
                                       layer under this agreement is no
                                       longer available. Our liability under
                                       this agreement will be limited to
                                       return of charges paid for this
                                       agreement.

                                       WHEN DOES THE NEW COVERAGE LAYER
                                       BECOME INCONTESTABLE?

                                       The contestable and suicide period
                                       for any new coverage layer added as a
                                       result of exercising an option will
                                       be measured from the effective date
                                       of this agreement shown on the policy
                                       data pages.

ICC14-20016   Business Continuation Agreement   Minnesota Life Insurance Company

WHEN IS THIS AGREEMENT       WHEN WILL THIS AGREEMENT TERMINATE?
INCONTESTABLE?
                             This agreement will terminate on:
If this agreement is
issued on the same date         (1) the date the policy is
as this policy, it will be          surrendered or terminated; or
subject to the
incontestability provision      (2) the date we receive your
in this policy. If this             written request to cancel this
agreement is issued at a            agreement; or
date later than the policy,
then this agreement will        (3) the date of the death of the
be contestable for two              base insured; or
years from the effective
date of this agreement,         (4) the end of the Option Period
but only as to the                  following the death of the last
evidence of insurability            designated life; or
which we required to
issue this agreement at         (5) the policy anniversary nearest
the later date.                     the base insured's 80th
                                    birthday.
WHAT IF THE BASE
INSURED IS TOTALLY           CAN THIS AGREEMENT BE REINSTATED?
DISABLED DURING AN
OPTION PERIOD?               Yes. This agreement can be reinstated
                             under the following conditions:
If the base insured is
totally disabled during an      (1) all of the reinstatement
Option Period, you may              conditions stated in your
exercise your right to add          policy have been satisfied; and
a new coverage layer.
However, if we are              (2) we receive written request from
waiving the premiums or             you; and
charges on this policy
because the base insured        (3) your request to reinstate is
is totally disabled, the            made prior to the policy
increase available will be          anniversary nearest the base
limited to one-half of the          insured's 80th birthday; and
maximum increase
amount.                         (4) at least one designated life is
                                    still alive.
If any premiums are
being applied as a result    /s/ Gary R. Christensen  /s/ Christopher M. Hilger
of a waiver of premium               Secretary                  President
agreement at the time
you exercise your right
under this agreement,
additional premiums
relating to the new
coverage layer will also
be applied by us.

If any charges are being
waived as a result of a
waiver of charges
agreement at the time
you exercise your right
under this agreement,
charges relating to the
new coverage layer will
also be waived.

HOW WILL EXERCISING
THIS OPTION AFFECT OTHER
AGREEMENTS ATTACHED TO
THIS POLICY?

If you exercise the option
to add an additional
coverage layer and there
are any other agreements
attached to this policy,
the benefits resulting
from those agreements
will also apply to the new
coverage layer.

WHAT IF THE BASE FACE
AMOUNT OF THIS POLICY
DECREASES BEFORE THE
DEATH OF THE DESIGNATED
LIFE?

If the base face amount of
this policy decreases, we
reserve the right to
decrease the maximum
increase amount and the
charge for this agreement
proportionately.

WHAT IS THE CHARGE FOR
THIS AGREEMENT?

The charge for this
agreement is shown on
your policy data pages.

DOES THIS AGREEMENT
HAVE NONFORFEITURE
VALUES OR LOAN VALUES?

No. This agreement does
not have nonforfeiture
values or loan values.